Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2019 SECOND-QUARTER RESULTS

•	Second-quarter reported net sales totaled $1.4 billion, up 1.4 percent.

•	Second-quarter GAAP earnings of $0.31 per diluted share.

•	Second-quarter adjusted earnings[1] of $0.39 per diluted share.

•	Company generates $200.2 million of cash flow from operating activities in first six months of fiscal 2019.

•	Company reaffirms fiscal 2019 GAAP earnings range of $0.84 to $0.94 per diluted share and adjusted earnings[1] range of $1.40 to $1.50 per diluted share.

St. Paul, Minn. — December 6, 2018 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.4 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 27, 2018, an increase of 1.4 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 1.8 percent.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal year 2019 was $28.9 million, or $0.31 per diluted share, compared to net income attributable to Patterson Companies, Inc. of $40.2 million, or $0.43 per diluted share, in last year’s fiscal second quarter. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs and integration and business restructuring costs, totaled $36.3 million for the second quarter of fiscal 2019, or $0.39 per diluted share, compared to $47.6 million in the same quarter last year, or $0.51 per diluted share. The reported net income and the adjusted net income attributable to Patterson Companies, Inc. were both impacted by the decrease in operating margins within the Dental segment.

“Our second quarter results met our expectations and we continue to make progress on our focused initiatives to improve performance and build a stronger Patterson,” said Mark Walchirk, president and CEO of Patterson Companies. “While we still have much work ahead, our team has delivered two consecutive quarters of year-over-year revenue growth, operating margin improvement from the fiscal first quarter and continued strong cash flow generation. As a result, we are reaffirming our fiscal 2019 guidance.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the second quarter of fiscal 2019, which comprised approximately 61 percent of the company’s total sales, were $855.4 million compared to $823.6 million in the same quarter last year. Internal sales for the segment increased 4.5 percent from the fiscal 2018 second quarter.

Patterson Dental

Reported net sales in our Dental segment for the second quarter of fiscal 2019, which represented approximately 39 percent of total company sales, were $542.5 million compared to $553.6 million in the same quarter last year. Internal sales declined 1.8 percent compared to the fiscal 2018 second quarter.

Balance Sheet and Capital Allocation

For the first six months of fiscal 2019, Patterson Companies generated $200.2 million of cash from operating activities and collected deferred purchase price receivables of $165.6 million for a total of $365.8 million, compared to a total of $101.7 million in the same period last year. During the first six months of fiscal 2019, debt has been reduced by $196.3 million and cash has grown by $102.5 million.

In the second quarter of fiscal 2019, Patterson Companies paid $24.7 million in cash dividends to shareholders. On a year-to-date basis, Patterson has returned $50.0 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated net sales for the first six months of fiscal 2019 totaled $2.7 billion, a 1.9 percent year-over-year increase. Reported net income attributable to Patterson Companies, Inc. was $24.4 million, or $0.26 per diluted share, compared to $71.1 million, or $0.76 per diluted share in last year’s period. In July 2018, Patterson Companies booked a pre-tax reserve of $28.3 million for the anticipated settlement of purported class action antitrust litigation.

Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring costs and legal reserve costs, totaled $60.3 million, or $0.65 per diluted share, compared to adjusted net income of $89.0 million, or $0.95 per diluted share, in the year-ago period.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

FY2019 Guidance

Patterson Companies today reaffirmed fiscal 2019 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are expected to be in the range of $0.84 to $0.94 per diluted share.

•	Non-GAAP adjusted earnings[1] are expected to be in the range of $1.40 to $1.50 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $31.1 million ($0.33 per diluted share).

•	Legal reserve costs of approximately $20.7 million ($0.22 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2018.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses and legal reserve costs along with the related tax effects of these items.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s second-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Second-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2019 second-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2019 second-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 5359197 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
EMAIL:	john.wright@pattersoncompanies.com
WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2018	October 28, 2017	October 27, 2018	October 28, 2017
Net sales	$1,404,752	$1,385,737	$2,741,072	$2,689,852
Gross profit	295,076	315,743	578,739	614,791
Operating expenses	253,860	243,984	533,009	486,199

Operating income	41,216	71,759	45,730	128,592
Other income (expense):
Other income, net	5,941	1,160	7,194	2,672
Interest expense	(9,456)	(11,468)	(20,677)	(22,671)

Income before taxes	37,701	61,451	32,247	108,593
Income tax expense	9,055	21,207	8,110	37,502

Net income	28,646	40,244	24,137	71,091
Net loss attributable to noncontrolling interests	(223)	—	(276)	—

Net income attributable to Patterson Companies, Inc.	$28,869	$40,244	$24,413	$71,091

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.31	$0.43	$0.26	$0.76

Diluted	$0.31	$0.43	$0.26	$0.76

Weighted average shares:
Basic	92,683	92,722	92,606	93,037
Diluted	93,289	93,351	93,144	93,683
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 27, 2018	April 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$165,515	$62,984
Receivables	571,232	826,877
Inventory	792,533	779,834
Prepaid expenses and other current assets	176,019	103,029

Total current assets	1,705,299	1,772,724
Property and equipment, net	289,602	290,590
Goodwill and other intangible assets	1,182,533	1,205,401
Long-term receivables, net and other	166,820	202,949

Total assets	$3,344,254	$3,471,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$662,731	$610,368
Other accrued liabilities	225,903	205,415
Current maturities of long-term debt	80,286	76,598
Borrowings on revolving credit	—	16,000

Total current liabilities	968,920	908,381
Long-term debt	738,341	922,030
Other non-current liabilities	181,305	179,463

Total liabilities	1,888,566	2,009,874
Stockholders’ equity	1,455,688	1,461,790

Total liabilities and stockholders’ equity	$3,344,254	$3,471,664

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 27, 2018	October 28, 2017
Operating activities:
Net income	$24,137	$71,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,926	41,833
Non-cash employee compensation	13,926	16,635
Deferred consideration in securitized receivables	(165,567)	(24,581)
Change in assets and liabilities, net of acquired	285,792	(27,870)

Net cash provided by operating activities	200,214	77,108
Investing activities:
Additions to property and equipment	(22,094)	(16,431)
Collection of deferred purchase price receivables	165,567	24,581
Other investing activities	2,875	11,626

Net cash provided by investing activities	146,348	19,776
Financing activities:
Dividends paid	(49,980)	(49,969)
Repurchases of common stock	—	(71,254)
Retirement of long-term debt	(180,321)	(7,377)
Draw on (payment on) revolving credit	(16,000)	33,000
Other financing activities	3,592	3,561

Net cash used in financing activities	(242,709)	(92,039)
Effect of exchange rate changes on cash	(1,322)	1,652

Net change in cash and cash equivalents	$102,531	$6,497

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 27, 2018	October 28, 2017	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,138,251	$1,116,091	2.0%	(0.4)%	(0.1)%	2.5%
Equipment and software	182,120	181,337	0.4	(0.2)	—	0.6
Other	84,381	88,309	(4.4)	(0.2)	—	(4.2)

Total	$1,404,752	$1,385,737	1.4%	(0.3)%	(0.1)%	1.8%

Dental
Consumable	$303,806	$311,217	(2.4)%	(0.2)%	—%	(2.2)%
Equipment and software	167,686	169,513	(1.1)	(0.2)	—	(0.9)
Other	71,024	72,900	(2.6)	(0.2)	—	(2.4)

Total	$542,516	$553,630	(2.0)%	(0.2)%	—%	(1.8)%

Animal Health
Consumable	$834,445	$804,874	3.7%	(0.4)%	(0.2)%	4.3%
Equipment and software	14,434	11,824	22.1	—	—	22.1
Other	6,529	6,885	(5.2)	(0.3)	—	(4.9)

Total	$855,408	$823,583	3.9%	(0.4)%	(0.2)%	4.5%

Corporate
Other	$6,828	$8,524	(19.9)%	—%	—%	(19.9)%

Total	$6,828	$8,524	(19.9)%	—%	—%	(19.9)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 27, 2018.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 27, 2018	October 28, 2017	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,247,648	$2,196,196	2.3%	0.1%	(0.2)%	2.4%
Equipment and software	329,018	318,286	3.4	(0.1)	—	3.5
Other	164,406	175,370	(6.3)		—	(6.3)

Total	$2,741,072	$2,689,852	1.9%	0.1%	(0.2)%	2.0%

Dental
Consumable	$608,045	$631,395	(3.7)%	—%	—%	(3.7)%
Equipment and software	302,643	297,376	1.8	(0.1)	—	1.9
Other	137,892	143,666	(4.0)	—	—	(4.0)

Total	$1,048,580	$1,072,437	(2.2)%	—%	—%	(2.2)%

Animal Health
Consumable	$1,639,603	$1,564,801	4.8%	0.1%	(0.3)%	5.0%
Equipment and software	26,375	20,910	26.1	—	—	26.1
Other	14,644	14,008	4.5	0.7	—	3.8

Total	$1,680,622	$1,599,719	5.1%	0.1%	(0.3)%	5.3%

Corporate
Other	$11,870	$17,696	(32.9)%	—%	—%	(32.9)%

Total	$11,870	$17,696	(32.9)%	—%	—%	(32.9)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 27, 2018.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2018	October 28, 2017	October 27, 2018	October 28, 2017
Operating income (loss)
Dental	$41,594	$65,207	$77,467	$124,726
Animal Health	22,031	23,217	41,063	39,893
Corporate	(22,409)	(16,665)	(72,800)	(36,027)

Total	$41,216	$71,759	$45,730	$128,592

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$41,216	$9,715	$—	$—	$50,931
Other expense, net	(3,515)	—	—	—	(3,515)

Income before taxes	37,701	9,715	—	—	47,416
Income tax expense	9,055	2,289	—	—	11,344

Net income	28,646	7,426	—	—	36,072
Net loss attributable to noncontrolling interests	(223)	—	—	—	(223)

Net income attributable to Patterson Companies, Inc.	$28,869	$7,426	$—	$—	$36,295

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.31	$0.08	$—	$—	$0.39

Operating income as a % of sales	2.9%				3.6%
Effective tax rate	24.0%				23.9%

For the three months ended October 28, 2017	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$71,759	$9,660	$1,688	$—	$83,107
Other expense, net	(10,308)	—	—	—	(10,308)

Income before taxes	61,451	9,660	1,688	—	72,799
Income tax expense	21,207	3,346	638	—	25,191

Net income	40,244	6,314	1,050	—	47,608
Net loss attributable to noncontrolling interests	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$40,244	$6,314	$1,050	$—	$47,608

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.43	$0.07	$0.01	$—	$0.51

Operating income as a % of sales	5.2%				6.0%
Effective tax rate	34.5%				34.6%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$45,730	$19,681	$—	$28,263	$93,674
Other expense, net	(13,483)	—	—	—	(13,483)

Income before taxes	32,247	19,681	—	28,263	80,191
Income tax expense	8,110	4,575	—	7,523	20,208

Net income	24,137	15,106	—	20,740	59,983
Net loss attributable to noncontrolling interests	(276)	—	—	—	(276)

Net income attributable to Patterson Companies, Inc.	$24,413	$15,106	$—	$20,740	$60,259

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.26	$0.16	$—	$0.22	$0.65

Operating income as a % of sales	1.7%				3.4%
Effective tax rate	25.1%				25.2%

For the six months ended October 28, 2017	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve	Non-GAAP
Operating income	$128,592	$19,290	$8,594	$—	$156,476
Other expense, net	(19,999)	—	—	—	(19,999)

Income before taxes	108,593	19,290	8,594	—	136,477
Income tax expense	37,502	6,691	3,249	—	47,442

Net income	71,091	12,599	5,345	—	89,035
Net loss attributable to noncontrolling interests	—	—	—	—	—

Net income attributable to Patterson Companies, Inc.	$71,091	$12,599	$5,345	$—	$89,035

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.76	$0.13	$0.06	$—	$0.95

Operating income as a % of sales	4.8%				5.8%
Effective tax rate	34.5%				34.8%

*	May not sum due to rounding